Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on Form S-3 (File No. 333-162745) and Forms S-8 (File Nos. 333-128159 and 333-150894) of Dresser-Rand Group Inc. of our report dated June 30, 2011 relating to the consolidated financial statements of Grupo Guascor, S.L. which appear in the Current Report on Form 8-K/A of Dresser-Rand Group Inc. dated July 20, 2011.

/s/ PricewaterhouseCoopers
Vitoria, Spain
July 20, 2011

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